SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 5, 2005

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)		75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE
Opinion of Hogan & Hartson L.L.P.

Item 8.01. Other Events.

Reference is hereby made to the registration statement of Ashford Hospitality Trust, Inc. (the “Company”) on Form S-3 (File No. 333-114283), which became effective as of September 2, 2004 (as amended, the “Registration Statement”), pursuant to which the Company registered the sale of up to $350,000,000 in debt and equity securities for sale in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(5) on March 31, 2005, with respect to the Company’s Common Stock.

On April 5, 2005, Hogan & Hartson L.L.P. issued their opinion with respect to the legality of an underwritten public offering by the Company of 5,000,000 shares (along with 750,000 shares to cover the underwriters’ over-allotment option) of the Company’s common stock, par value $0.01 per share. The sale of such common shares will result in aggregate gross proceeds after the underwriters’ discount to the Company of approximately $57.0 million (including the exercise of the underwriters’ over-allotment option).

Item 9.01. Financial Statements and Exhibits.

     (c)      Exhibits

Exhibit No.	Description
5.2	Opinion of Hogan & Hartson L.L.P., dated April 5, 2005, with respect to the legality of the common shares being issued.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2005

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer

3